UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2008

_______________________

ROLLINS, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-4422	51-0068479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia  30324
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code:   (404) 888-2000

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2008, Rollins, Inc., a Delaware corporation (“Rollins” or the “Company”) announced that its wholly owned subsidiary had entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) dated as of March 28, 2008 among Rollins HT, Inc., Centex Home Services, LLC, Hometeam Pest Defense, Inc. and Hometeam Pest Defense, LLC, pursuant to which the Company will acquire (the “Acquisition”) substantially all of the assets of the sellers related to the business (the “Acquired Business”) of providing termite and pest control services to homebuilders, businesses and homeowners. Subject to post-closing adjustments, the purchase price to be paid for the Acquisition is estimated to be approximately $137 million. The purchase price was negotiated at arms length.

The closing of the Acquisition is subject to the satisfaction of customary conditions including the truth and accuracy of the representations and warranties of the sellers, the performance of the obligation of the sellers, and the absence of any material adverse effect (as defined in the Purchase Agreement) or any state of facts, change, event or occurrence which would reasonably be expected to result in a material adverse effect.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement and the Company press release dated March 31, 2008, attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Cautionary Statements

The Purchase Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rollins or any of its subsidiaries.

Item 8.01 Other Events.

On March 31, 2008, Rollins issued a press release, a copy of which is furnished as an exhibit to this Form 8-K, announcing the execution of the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

a)  Financial statements of businesses acquired.
Not applicable.

b)  Pro forma financial information.
Not applicable.

c)  Shell company transactions.
Not applicable.

d)  Exhibits.
2.1	Asset Purchase Agreement, dated as of March 28, 2008, by and among Rollins HT, Inc., Centex Home Services LLC, Hometeam Pest Defense, Inc. and Hometeam Pest Defense, LLC.
99.1	Press Release, dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: March 31, 2008	By: s/Harry J. Cynkus
Name: Harry J. Cynkus
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of March 28, 2008, by and among Rollins HT, Inc., Centex Home Services LLC, Hometeam Pest Defense, Inc. and Hometeam Pest Defense, LLC.

99.1	Press Release, dated March 31, 2008